Exhibit 99.1

PRESSRELEASE
www.caldive.com

Cal Dive International, Inc. • 400 N. Sam Houston Parkway E., Suite 400 • Houston, TX 77060-3500 • 281-618-0400 • fax: 281-618-0505

For Immediate Release		05-033
Contact: Wade Pursell
Date: November 21, 2005	Title: Chief Financial Officer

Cal Dive Announces Stock Split
HOUSTON, TX — On November 21, 2005, The Board of Directors of Cal Dive International, Inc. (Nasdaq: CDIS) declared a two-for-one split of the Company’s common stock. Holders of record as of the close of business on December 1, 2005 will be entitled to one additional common share for each common share held on that date. The Company’s transfer agent, Wells Fargo Shareowner Services, will distribute the shares on or about December 8, 2005.
Owen Kratz, Cal Dive’s Chairman and Chief Executive Officer, stated, “This stock split, our second in the last five years, should further improve the liquidity of our stock and make our shares available to a larger and more varied group of investors. Our Board of Directors’ decision to split the stock is a strong indication of the confidence we have in the growth opportunities for our business.”
Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company which provides alternate solutions to the oil and gas industry worldwide for marginal field development, alternative development plans, field life extension and abandonment, with service lines including marine diving services, robotics, well operations, facilities ownership and oil and gas production.
This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, and other risks described from time to time in our reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ending December 31, 2004. We assume no obligation and do not intend to update these forward-looking statements.